 Exhibit 99.1

FOR IMMEDIATE RELEASE

Orient Paper, Inc. Announces Unaudited Preliminary Results

for the Second Quarter 2014

BAODING, China, August 1, 2014 – Orient Paper, Inc. (NYSE MKT: ONP) (“Orient Paper” or the “Company”), a leading manufacturer and distributor of diversified paper products in North China, today announced its preliminary unaudited results for the second quarter ended June 30, 2014. The Company will file its Form 10-Q with the Securities and Exchange Commission and will announce, through a press release, its unaudited financial results for the second quarter ended June 30, 2014 after market closes on Wednesday, August 13, 2014.

Preliminary Second Quarter 2014 Selected Unaudited Financial Results Highlights

	2Q13	2Q14	Change
Revenue (US$ million)	33.0	37.8	14.5%
Sales volume (tonnes)
- Regular Corrugating Medium Paper* (“CMP”)	55,025	67,773	+23.2%
- Light-Weight CMP**	-	4,215	N/A
- Offset Printing Paper	16,424	16,013	-2.5%

Average selling price/tonne (“ASP”) (US$)
- Regular Corrugating Medium Paper* (“CMP”)	$374	$358	-4.3%
- Light-Weight CMP**	-	$362	N/A
- Offset Printing Paper	$686	$687	0.1%

Gross profit (US$ million)	6.1	6.1	-
Net income (US$ million)	3.7	3.6	-2.7%
EPS (US$)	0.2	0.2	-

*Products from PM6 only

**Products of 60 gram/square meter from PM1 only

Key Highlights for Second Quarter 2014

•	Monthly utilization rate of PM6 consistently high at approximately 75% throughout Q2
•	Revenue up 14.5% YoY while no significant change in gross profit YoY due to lower ASP for CMP
•	Achieved early completion of PM1 renovation in April and production ramp up in June

Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper, commented, “We are pleased to report strong growth in our revenue, thanks to the successful ramp up of our PM6 with a monthly utilization rate of approximately 75% throughout the period, resulting in a 23% increase in production volumes of our regular high-strength CMP. The 75% utilization has better absorbed our fixed facility cost and mitigated the effect of a modestly lower ASP for CMP experienced in the quarter as we had advised the market earlier this month. While the consolidation in our domestic paper manufacturing sector will continue, we expect market conditions to improve in the second half of 2014 and the pricing for CMP to make a mild recovery from the second quarter.”

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Conference Call

Orient Paper’s management will host a conference call for institutional and retail investors at 8:30 am US Eastern Time (5:30 am US Pacific Time/8:30 pm Beijing Time) on Thursday, August 14, 2014, to discuss its quarterly results and recent business, operational and corporate activities.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time:

China:	400-120-0654
Hong Kong:	800-903-737
United States:	1-855-500-8701
International:	+65-6723-9385
Passcode:	8104 9682

A replay of this conference call will be available by dialing:

China:	400-632-2162 / 800-870-0205
Hong Kong:	800-963-117
United States:	1-855-452-5696
International:	+61-2-9003-4211
Passcode:	8104 9682

The replay will be archived for fourteen days following the earnings announcement until August 29, 2014.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.orientpaperinc.com/. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. A replay will be archived for one year shortly after the call by accessing the same link.

About Orient Paper, Inc.

Orient Paper, Inc. (“Orient Paper”) is a leading paper manufacturer in North China. Using recycled paper as its primary raw material, Orient Paper produces and distributes three types of paper products namely, packaging paper (corrugating medium paper-based), offset printing paper, and other paper products, including digital photo paper and household/tissue paper that the company is currently expanding into.

With production operations based in Baoding in North China’s Hebei Province, Orient Paper is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country.

Orient Paper’s production facilities are controlled and operated by its wholly owned subsidiary Shengde Holdings, Inc., which in turn controls and operates Baoding Shengde Paper Co., Ltd., and Hebei Baoding Orient Paper Milling Co., Ltd for manufacturing digital photo, printing and packaging paper.

Founded in 1996, ONP has been listed on the NYSE MKT Board since December 2009. (Please visit http://www.orientpaperinc.com.)

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Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, anticipated revenues from the digital photo paper business segment; the actions and initiatives of current and potential competitors; the Company's ability to introduce new products; the Company's ability to implement the planned capacity expansion of corrugate medium paper; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For investor and media inquiries, please contact:

Investor and Media Contacts:

Orient Paper, Inc.

T: 1-562-818-3817

E: ir@orientpaperinc.com

FleishmanHillard

T: +852-2530-0228

E: ir@orientpaperinc.com